Consulting/Option Agreement

     This Consulting/Option Agreement ("Agreement") is made and entered into on this 10th day of January by and between Mark Dolan ("Consultant") and SwiftyNet.com, Inc. ("Swifty").

                                    PREAMBLE

     WHEREAS, Consulting is a Florida attorney, having offices at 112 East Street, Suite B, Tampa, Florida; and

     WHEREAS, Swifty is a Florida corporation in good standing with offices at 201 East Kennedy Blvd., Suite 210, Tampa, Florida 33602; and

     WHEREAS, Consultant is an attorney with particular experience and expertise in the areas of First Amendment, Intellectual Property, Internet and Transactional law; and

     WHEREAS, Consultant desires to provide to Swifty certain services utilizing Consultant's experience and expertise in connection with First Amendment, Intellectual Property, Internet and Transactional law and Swifty desires to obtain such services from Consultant;

     NOW THEREFORE, in consideration of the foregoing, of the mutual agreements and promises set forth herein, and for other good and valuable consideration the receipt and sufficiency of which is acknowledged Consultant and Swifty intending to be legally bound, agree as follows:

     1. Consulting Services: For the duration of this Agreement Consultant will provide to Swifty advice regarding First Amendment, Intellectual Property, Internet and Transactional law.

     All such consulting services shall be provided by Consultant or subcontractors or affiliates of Consultant, as Consultant deems to be reasonable and appropriate to accomplish its obligations as set forth above.

     Consultant shall not be obligated to travel or cause its employees or agents to travel to Swifty's premises to render such consulting services. In the event that it becomes necessary for a representative of Consultant to travel to Swifty's premises in connection with Consultant's performance and accommodations of such person or persons. Swifty acknowledges that Consultant has other business relationships and may not always be immediately available to render the services provided for in this Agreement. Consultant agrees to use its best efforts to provide its services at such times as requested by Swifty or as soon thereafter as it is able to do so.

     2. Term: The term of this Agreement shall be one year commencing on January 10, 2001 and ending on January 9, 2002.

     3. Consideration: In consideration for the services to be provided by Consultant pursuant to this Agreement Swifty shall forthwith issue to Consultant, One Hundred and Twenty Five Thousand, (125,000) fully paid and non-assessable shares of Swifty's common stock, together with and Option Agreement (Option) to purchase from Swifty, Seventy Five Thousand (75,000) shares of Swifty's common stock at a price of fifty cents ($.50) per share. Consultant acknowledges that such shares have not been registered and are restricted from any transfer by Consultant except pursuant to an applicable exemption or effective registration statement. Swifty agrees that Consultant shall have "piggy back rights" allowing the aforesaid shares, or any part thereof as determined by Consultant to be included in any registration statement which Swifty files following the date of execution of this Agreement or which has not yet become effective as of the date of execution of this Agreement.


     4. Consultant's Warranties: Consultant warrants that it has the right to enter into this Agreement and to perform its obligation hereunder.

     5. Failure to Lawfully Issue Shares: In the event Swifty shall not be able to transfer the shares referred to in paragraph 3 to Consultant then this Agreement shall forthwith terminate and Consultant shall have no further obligation to perform any services hereunder.

     6. Swifty's Warranties: Swifty warrants that it is lawfully able to issue to Consultant the Option referred to in paragraph 3 hereof and that other than the lack of registration and subject to exercise and payment of the option price, there are and/or will be no liens, restrictions or limitations upon the issuance of said shares or the shares themselves.

     7. Miscellaneous Provisions:

     a. Enforceability: If any term or condition of this Agreement shall be found, by a court of competent jurisdiction, to be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement, and such term or condition except to the extent or in such application which is held to be invalid or unenforceable, shall not be affected thereby and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law. Notwithstanding the foregoing, in the event such term or condition held to be invalid or unenforceable shall render the purpose or intent of this Agreement to be materially impaired then this Agreement may be terminated by either party upon ten (10) days written notice to the other party.

     b. Notice: All notices or other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be made by: (i) certified mail, return receipt requested, (ii) Federal Express, Express Mail, or similar overnight delivery or courier service, or (iii) delivery (in person or by facsimile or similar telecommunication transmission) to the party to whom it is to be given, to the address appearing elsewhere in this Agreement or to such other address as any party hereto may have designed notice forwarded to the other party in accordance with the provisions of this Section. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which shall be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section shall be deemed given at the time of receipt thereof.

     c. Application of Florida Law: This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Florida. Venue shall be deemed located in Hillsborough, Florida.

     d. Counterparts: This Agreement may be executed by any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     e. Binding Effect: Each of the provisions and agreements herein contained shall be binding upon and inure to the benefit of the personal representatives, devisees, heirs, successors, transferees and assigns of the respective parties hereto.

     f. Jurisdiction: The parties agree that, irrespective of any wording that might be construed to be in conflict with this paragraph, this Agreement is one for performance in Florida, The parties to this Agreement agree that they waive any objection, constitutional, statutory otherwise to a Florida court's taking jurisdiction of any dispute between them. By entering into this Agreement, the parties, and each of them understand that they might be called upon to answer a claim asserted in a Florida court.

     g. Waiver: No waiver of any provision of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

     h. Entire Agreement: This Agreement constitutes the entire Agreement between the partie3s pertaining to its subject matter, and it supersedes all prior contemporaneous agreement. Agreement shall be binding unless executed in writing by all parties.

     i. Authority and Binding Effect: Each of the undersigned do hereby warrant and represent that they have been duly authorized to enter to this Agreement on behalf of their respective companies.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first stated above.


SwiftyNet.com, Inc.                                  Consultant

 By:  /s/Rachel Steele                                By:  /s/Mark R. Dolan

_______________________                               _________________________
Rachel Steele, President                               Mark R. Dolan